UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 10, 2023, Payoneer Global Inc. (the “Company”) announced a plan to reduce its workforce by approximately 9% of the Company’s current total headcount (the “Plan”). The Company expects that the implementation of the Plan will be substantially completed by the end of the third quarter of 2023. The Plan is expected to enhance productivity and efficiency and streamline the Company’s organizational structure to better align operations with its growth objectives. The Company intends to reinvest some savings from the Plan into future growth initiatives, and to continue hiring for roles essential to those initiatives in areas such as research and development. Decisions regarding the elimination of positions are subject to local law in the various jurisdictions in which the Company employs its teams.

The Company estimates that it will incur charges of approximately $5 million in connection with the Plan, which are expected to be incurred in the third quarter of 2023. These expected costs are primarily related to cash expenditures for severance payments and payroll taxes. Charges incurred in connection with the Plan will be excluded from Adjusted EBITDA, which is consistent with the Company’s past presentation.

Additionally, the Company expects an annualized future benefit to its operating expenses of approximately $20 million in connection with the Plan. The company is still evaluating the positive impact the Plan will have on its 2023 guidance as disclosed on May 9, 2023.

The above estimates are based on certain assumptions and actual amounts may differ materially from such estimates.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future volume, revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2022 and future reports that Payoneer may file with the SEC from time to time. Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

July 10, 2023	By:	/s/ Bea Ordonez
		Name:	Bea Ordonez
		Title:	Chief Financial Officer